Exhibit 23(f)

CONSENT

OF

RAYMOND JAMES & ASSOCIATES, INC.

Board of Directors

Switch & Data Facilities Company, Inc.

1715 North Westshore Boulevard, Suite 650

Tampa, FL 33607

Members of the Board:

Raymond James & Associates, Inc. hereby consents to the use in the Registration Statement of Equinix, Inc. on Form S-4 and in the Joint Proxy Statement/Prospectus of Equinix, Inc. and Switch & Data Facilities Company, Inc., which is part of the Registration Statement, of our opinion dated October 21, 2009 appearing as Annex C to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein. In giving such consent, we do not hereby admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Matthew J. Piacitelli
	Name:	Matthew J. Piacitelli
	Title:	Managing Director

November 24, 2009